Exhibit 99.1

CONSENT OF MJC PARTNERS, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Bancorp 34, Inc. (“Bancorp 34”) as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger of CBOA Financial, Inc. with and into Bancorp 34, contained in the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such Joint Proxy Statement/Prospectus and the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Joint Proxy Statement/Prospectus and the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ MJC Partners, LLC

Los Angeles, CA

November 13, 2023